SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 7, 2010

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's Annual Report on Form 10-K filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 3 - Securities and Trading Markets

Item 3.02 - Unregistered Sale of Equity Securities.

Exercise of Warrants by Certain Warrant Holders

On May 7, 2010, Broadwood Partners, L.P. (“Broadwood”) and George Karfunkel accepted an offer from BioTime to exercise early, at a discounted exercise price, all of the stock purchase warrants that they acquired under the terms of their May 2009 stock and warrant purchase agreements.  Broadwood and Mr. Karfunkel each acquired 2,200,000 BioTime common shares at a discounted exercise price of $1.818 per share, representing a discount of $0.182 per share from the original warrant exercise price of $2.00 per share.  We received $8,000,000 from the sale of the shares through the exercise of the warrants. We offered Broadwood and Mr. Karfunkel the opportunity to exercise their warrants at the discounted price in order to raise capital and accelerate the implementation of our business plans. The shares were issued upon the exercise of the warrants in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  We have agreed to register those shares for sale under the Securities Act.

Planned Discount Offer

BioTime intends to offer to all holders of its outstanding common share purchase warrants exercisable for $2.00 per share and expiring on October 31, 2010 (“$2.00 Warrants”) the opportunity, for a period of 60 days, to exercise their warrants at the same discounted exercise price of $1.818 (the “Discount Offer”).  BioTime presently has 7,574,801 of the $2.00 Warrants outstanding, most of which are presently listed on the NYSE Amex and trade under the symbol BTIM.WS.  After the expiration of the Discount Offer, the exercise price of the $2.00 Warrants will revert to $2.00 per share.  The commencement and expiration dates of the Discount Offer have not yet been determined.  BioTime plans to file with the Securities and Exchange Commission a registration statement relating to the $2.00 Warrants and the Discount Offer.  The Discount Offer will not commence, and the $2.00 Warrants may not be exercised at the discounted price in the Discount Offer, until the registration statement becomes effective.

The Discount Offer described above will replace our previously announced planned offer that would have allowed holders of $2.00 Warrants to exercise up to 3,000,000 of the $2.00 Warrants at a price of $1.70 per share.  We have determined to change the terms of the offer due to the time elapsed since we first announced our plan to discount the warrant exercise price, and to permit all $2.00 Warrant holders to exercise all of their $2.00 Warrants at the new discounted price, if they choose to do so, without pro ration.

We plan to make the Discount Offer to raise additional capital without significant dilution of the ownership interests of our existing shareholders or warrant holders, since the exercise of warrants in the Discount Offer will not involve the issuance of new warrants.

Purpose of the Discount Offer

The purpose of the discount offer is to accelerate the raising of additional capital, without significant dilution of the ownership interests of existing BioTime security holders, by providing warrant holders with an incentive to exercise their warrants prior to the October 31, 2010 warrant expiration date.

BioTime intends to use the capital raised through the warrant exercises to strengthen its working capital reserves and for the expansion of its stem cell product development projects, including the additional projects being undertaken at its subsidiaries Embryome Sciences, Inc., OncoCyte Corporation, BioTime Asia, Limited, and its new subsidiary ES Cell International Pte Ltd.  BioTime may also use a portion of the proceeds to begin human clinical trials for new indications of our lead product Hextend®, including the treatment of severe malaria by reducing the acidosis and hypovolemia that accompany this disease and often results in fatalities, especially among children.

Board of Director and Audit Committee Approval

Broadwood and Mr. Karfunkel each beneficially own more than 5% of our common shares.  Neal C. Bradsher, the president of the general partner of Broadwood, is a member of the BioTime Board of Directors.  Mr. Karfunkel and his son presently own 26% of the outstanding common stock of our subsidiary OncoCyte Corporation.

The offer to permit Broadwood and Mr. Karfunkel to exercise their warrants at a discounted exercise price was negotiated on an arms length basis and approved by the disinterested members of our Board of Directors and by our Audit Committee.  The Board of Directors also approved extending the same Discount Offer to all of our $2.00 Warrant holders.  Three directors, including Mr. Bradsher, who own or control, directly or through affiliated entities, some of the $2.00 Warrants, abstained from voting on the approval of the Discount Offer.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release Dated May 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	May 10, 2010	By:	/s/ Steven A. Seinberg
Chief Financial Officer

Exhibit Number	Description

99.1	Press Release Dated May 10, 2010